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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Marathon Patent Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2016 annual meeting of stockholders of Marathon Patent Group, Inc. (the "Company") will be held at the law offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006, on Wednesday, September 28, 2016, beginning at 5:00 p.m. local time. At the meeting, the holders of the Company's outstanding common stock will act on the following matters:

  (1)
  The election of the two Class II directors to serve until 2019 and until their successors have been elected and qualified;

  (2)
  The approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 25% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d);

  (3)
  To approve any change of control that could result from the potential issuance of securities in the non-public offerings following approval of Proposal 2, as required by and in accordance with Nasdaq Marketplace Rule 5635(b);

  (4)
  The ratification of the appointment of SingerLewak LLP as the Company's independent registered certified public firm for fiscal 2016; and

  (5)
  The transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on August 1, 2016 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

        It is hoped you will be able to attend the meeting, but in any event, please vote according to the instructions on the enclosed proxy as promptly as possible. If you are able to be present at the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,
/s/ DOUG CROXALL Doug Croxall Chief Executive Officer and Chairman

Dated: September 2, 2016

ABOUT THE ANNUAL MEETING	1
PRINCIPAL STOCKHOLDERS	4
PROPOSAL NO. 1 ELECTION OF DIRECTORS	17
PROPOSAL NO. 2 APPROVAL OF ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS	18
PROPOSAL NO. 3 APPROVAL OF ANY CHANGE OF CONTROL THAT COULD RESULT FROM THE POTENTIAL ISSUANCE OF SECURITIES IN THE NON-PUBLIC OFFERINGS FOLLOWING APPROVAL OF PROPOSAL 2, AS REQUIRED BY AND IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(B)	20
PROPOSAL NO. 4 THE RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS THE COMPANY'S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016	20
AUDIT COMMITTEE REPORT	21
STOCKHOLDER PROPOSALS FOR THE 2017 MEETING	22
OTHER MATTERS	23

Marathon Patent Group, Inc.
11100 Santa Monica Blvd., Ste. 380
Los Angeles, CA

ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, September 28, 2016

PROXY STATEMENT

        The Board of Directors of Marathon Patent Group, Inc. (the "Company") is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held at the law offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006, on Wednesday, September 28, 2016, beginning at 5:00 p.m. local time, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting. This proxy statement and the accompanying form of proxy are first being sent to stockholders on or about September 6, 2016.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

        Our Board of Directors is soliciting proxies for the 2016 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on August 1, 2016 (the "Record Date") and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

        The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board, the compensation of Directors and Executive Officers and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

Who is entitled to vote at the meeting?

        Holders of our voting capital stock as of the close of business on the Record Date will receive notice of, and be eligible to vote at, the annual meeting and at any adjournment or postponement of the annual meeting. At the close of business on the Record Date, we had outstanding and entitled to vote 15,047,141 shares of common stock and 982,004 shares of Series B Preferred Stock, convertible into 982,004 shares of common stock.

How many votes do I have?

        Each outstanding share of our common stock you owned as of the Record Date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

        Only persons with evidence of stock ownership as of the Record Date or who are invited guests of the Company may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver's license, state identification or passport). If a stockholder's shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of stock of the Company as of the Record Date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

        Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power of our capital stock issued and outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How do I vote?

        If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

        Each stockholder receiving proxy materials by mail may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

        If you hold your shares in "street name," you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or by using the Internet.

        Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then your shares will not be voted with respect to any proposal. The Board and management do not intend to present any matters at this time at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxy's discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

        Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with our Secretary or by mailing a proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in "street name," you may change your vote by submitting new voting instructions to your bank, broker, other record holder of your shares or other nominee or, if you have obtained a legal proxy from your bank, broker, other record holder of your shares or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Who is soliciting this proxy?

        We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Will stockholders be asked to vote on any other matters?

        To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

        Election of Class II director requires a plurality of the votes cast at the annual meeting. The approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 25% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d), the approval of any change of control that could result from the potential issuance of securities in the non-public offerings following approval of Proposal 2, as required by and in accordance with Nasdaq Marketplace Rule 5635(b) and the ratification of the appointment of SingerLewak LLP ("SingerLewak") requires the affirmative vote of a majority of the votes cast for these proposals.

How are votes counted?

        With regard to the election of directors, votes may be cast in favor or withheld and votes that are withheld will be excluded entirely from the vote and will have no effect. You may not cumulate your votes for the election of directors.

        For the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions are considered to be present and entitled to vote at the meeting and, therefore, will have the effect of a vote against each of the proposals.

        If you hold your shares in "street name," the Company has supplied copies of its proxy materials for its 2016 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee that have not received voting instructions from their clients may not vote on any proposal other than the appointment of SingerLewak. These so-called "broker non-votes" will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval of any of the proposals and will have no effect on the outcome of any of the proposals other than the approval of the amendment to our articles of incorporation to provide for a classified board of directors. Your broker, bank or other nominee is permitted to vote your shares on the appointment of SingerLewak as our independent auditor without receiving voting instructions from you.

What should I do if I receive more than one set of voting materials?

        You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

How can I find out the Results of the Voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the meeting.

Do I Have Dissenters' Rights of Appraisal?

        Under the Nevada Revised Statues and our charter documents, holders of our common stock will not be entitled to statutory rights of appraisal, commonly referred to as dissenters' rights or appraisal rights (i.e., the right to seek a judicial determination of the "fair value" of their shares and to compel the purchase of their shares for cash in that amount) with respect to the proposals contained herein.

What Interest Do Officers and Directors Have in Matters to Be Acted Upon?

        No person who has been a director or executive officer of the Company at any time since the beginning of our fiscal year, and no associate of any of the foregoing persons, has any substantial interest, direct or indirect, in any matter to be acted upon, other than Proposal 1, the election of two nominees as Class II directors set forth herein.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding beneficial ownership of our common stock as of August 1, 2016: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. As of August 1, 2016, there were 15,047,141 shares of our common stock outstanding.

 Amount and Nature of Beneficial Ownership as of August 1, 2016(1)

Name and Address of Beneficial Owner(1)	Common Stock	Options	Warrants	Total	Percentage of Common Stock (%)
Officers and Directors
Doug Croxall (Chairman and CEO)(2)	615,384	1,171,634	—	1,787,018	11.0%
Francis Knuettel II (Chief Financial Officer)(3)	—	367,222	—	367,222	2.4%
James Crawford (Chief Operating Officer)(4)	—	189,431	—	189,431	*
David Liu (Chief Technology Officer)(5)	—	8,333	—	8,333	*
Enrique Sanchez (Senior Vice President, Licensing)(6)	—	151,539	—	151,539	*
Richard Chernicoff (Director)(7)	—	105,625	—	105,625	*
Edward Kovalik (Director)(8)	—	60,000	—	60,000	*
William Rosellini (Director, not standing for reelection)(9)	—	78,462	—	78,462	*
Richard Tyler (Director)(10)	—	40,000	—	40,000	*
All Directors and Executive Officers (nine persons)	615,384	2,172,246	—	2,787,630	16.2%
Persons owning more than 5% of voting securities
Spangenberg Holder(11)	2,408,924	—	48,078	2,457,002	16.3%
Series B Convertible Preferred Stock	782,000	—	—	782,000	5.2%
Common Stock	1,626,924	—	—	1,626,924	10.8%
Warrants	—	—	48,078	48,078	0.3%

*
Less than 1%

(1)
Amounts set forth in the table and footnotes gives effect to the two-for-one stock dividend that we effectuated on December 22, 2014. In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of August 1, 2016. In determining the percent of common stock owned by a person or entity on August 1, 2016, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on August 1, 2016 and (ii) the total number of shares that the beneficial owner may acquire upon conversion of securities and upon exercise of the warrants and options, subject to limitations on conversion and exercise as more fully described below. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares and such person's address is c/o Marathon Patent Group, Inc., 11100 Santa Monica Blvd., Ste. 380, Los Angeles, CA 90025.

(2)
Shares of Common Stock are held by Croxall Family Revocable Trust, over which Mr. Croxall holds voting and dispositive power. Represents options to purchase (i) 307,692 shares of Common Stock at an exercise price of $3.25 per share, (ii) 307,692 shares of Common Stock at an exercise price of $2.625 per share, (iii) 200,000 shares of Common Stock at an exercise price of $2.965 per share, (iv) 287,500 shares of Common Stock at an exercise price of $6.40 per share and (v) 68,750 shares of Common Stock at an exercise price of $1.86 per share. Excludes options to purchase (i) 12,500 shares of Common Stock at an exercise price of $6.40 per share and (ii) 81,250 shares of

  Common Stock at an exercise price of $1.86 per share, all of which do not vest and are not exercisable within 60 days of August 1, 2016.

(3)
Represents options to purchase (i) 225,556 shares of Common Stock at an exercise price of $4.165 per share, (ii) 95,833 shares of Common Stock at an exercise price of $6.40 per share and (iii) 45,833 shares of Common Stock at an exercise price of $1.86 per share. Excludes options to purchase (i) 64,444 shares of Common Stock at an exercise price of $4.165 per share, (ii) 4,167 shares of Common Stock at an exercise price of $6.40 per share and (iii) 54,167 shares of Common Stock at an exercise price of $1.86 per share, all of which do not vest and are not exercisable within 60 days of August 1, 2016.

(4)
Represents options to purchase (i) 76,923 shares of Common Stock at an exercise price of $2.47 per share, (ii) 19,800 shares of Common Stock at an exercise price of $4.165 per share, (iii) 76,667 shares of Common Stock at an exercise price of $6.40 per share and (iv) 16,042 shares of Common Stock at an exercise price of $1.86 per share. Excludes options to purchase (i) 10,200 shares of Common Stock at an exercise price of $4.165 per share, (ii) 3,333 shares of Common Stock at an exercise price of $6.40 per share and (iii) 18,958 shares of Common Stock at an exercise price of $1.86 per share, all of which do not vest and are not exercisable within 60 days of August 1, 2016.

(5)
Represents options to purchase 8,333 shares of Common Stock at an exercise price of $2.79 per share, Excludes options to purchase 141,667 shares of Common Stock at an exercise price of $2.79 per share, which do not vest and are not exercisable within 60 days of August 1, 2016.

(6)
Represents options to purchase (i) 26,400 shares of Common Stock at an exercise price of $4.165 per share, (ii) 102,222 shares of Common Stock at an exercise price of $6.40 per share and (iii) 22,917 of Common Stock shares at an exercise price of $1.86 per share. Excludes options to purchase (i) 13,600 shares of Common Stock at an exercise price of $4.165 per share, (ii) 57,778 shares of Common Stock at an exercise price of $6.40 per share and (iii) 27,083 shares of Common Stock at an exercise price of $1.86 per share, all of which do not vest and are not exercisable within 60 days of August 1, 2016.

(7)
Represents options to purchase (i) 20,000 shares of Common Stock at an exercise price of $7.37 per share, (ii) 49,583 of Common Stock at an exercise price of $6.76 per share, (iii) 20,000 shares of Common Stock at an exercise price of $2.03 per share, and (iv) 16,041 shares of Common Stock at an exercise price of $1.86 per share. Excludes options to purchase (i) 90,417 shares of Common Stock at an exercise price of $6.76 per share and (ii) 18,958 shares of Common Stock at an exercise price of $1.86 per share, all of which do not vest and are not exercisable within 60 days of August 1, 2016.

(8)
Represents options to purchase (i) 20,000 shares of Common Stock at an exercise price of $3.295 per share, (ii) 20,000 shares of Common Stock at an exercise price of $7.445 per share and (iii) 20,000 shares of Common Stock at an exercise price of $2.03 per share.

(9)
Represents options to purchase (i) 15,385 shares of Common Stock at an exercise price of $3.25 per share, (ii) 23,077 shares of Common Stock at an exercise price of $2.625 per share, (iii) 20,000 shares of Common Stock at an exercise price of $7.445 per share and (iv) 20,000 shares of Common Stock at an exercise price of $2.03 per share. Mr. Rosellini will not stand for reelection.

(10)
Represents an option to purchase (i) 20,000 shares of Common Stock at an exercise price of $6.61 per share and (ii) an option to purchase 20,000 shares of Common Stock at an exercise price of $2.03 per share.

(11)
Represents shares of Series B Convertible Preferred, warrants to purchase Common Stock and Common Stock by all entities owned or controlled by the Spangenberg family.

DIRECTORS AND OFFICERS

        Set forth below is certain information regarding our directors and executive officers. Our Board of Directors is comprised of five directors, and is divided among three classes, Class I, Class II and Class III. Class I directors will serve until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until such director's earlier resignation, removal or death. Class III directors will serve until the 2017 annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until such director's earlier resignation, removal or death. Once elected, Class II directors will serve until the 2019 annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until such director's earlier resignation, removal or death. All officers serve at the pleasure of the Board.

        The following table presents information with respect to our current senior officers and directors (except that the biographies of Messrs. Robichaud and Chernicoff who are nominated to be our Class II directors are listed below in Proposal 1 and that Mr. Rosellini will not stand for reelection):

Name and Address	Age	Date First Elected or Appointed	Position(s)
Doug Croxall	47	November 14, 2012	Chief Executive Officer and Chairman
Francis Knuettel II	50	May 15, 2014	Chief Financial Officer
James Crawford	41	March 1, 2013	Chief Operating Officer
Edward Kovalik	41	April 15, 2014	Director
Richard Tyler	58	March 18, 2015	Director
William Rosellini	37	March 8, 2013	Director (not standing for reelection)

Background of officers and directors

        The following is a brief account of the education and business experience during at least the past five years of our officers and directors, indicating each person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Doug Croxall—Chief Executive Officer and Chairman

        Mr. Croxall, 47, has served as the Chief Executive Officer and Founder of LVL Patent Group LLC, a privately owned patent licensing company since 2009. From 2003 to 2008, Mr. Croxall served as the Chief Executive Officer and Chairman of FirePond, a software company that licensed configuration pricing and quotation software to Fortune 1000 companies. Mr. Croxall earned a Bachelor of Arts degree in Political Science from Purdue University in 1991 and a Master of Business Administration from Pepperdine University in 1995. Mr. Croxall was chosen as a director of the Company based on his knowledge of and relationships in the patent acquisition and monetization business.

Francis Knuettel II—Chief Financial Officer

        Mr. Knuettel, 50, was Managing Director and CFO for Greyhound IP LLC, an investor in patent litigation expenses for patents enforced by small firms and individual inventors prior to joining the Company. Since 2007, Mr. Knuettel has been the Managing Member of Camden Capital LLC, which is focused on the monetization of patents Mr. Knuettel acquired in 2007. From 2007 through 2013, Mr. Knuettel served as the Chief Financial Officer of IP Commerce, Inc. From 2005 through 2007, Mr. Knuettel served as the CFO of InfoSearch Media, Inc., a publicly traded company. From 2000 through 2004, Mr. Knuettel was at Internet Machines Corporation, a fables semiconductor company located in Los Angeles, where he served on the Board of Directors and held several positions, including Chief Executive Officer and Chief Financial Officer. Mr. Knuettel was a member of the

Board of Directors and Chairman of the Audit Committee for Firepond, Inc., a publicly traded producer of CPQ software systems. Mr. Knuettel received his BA with honors in Economics from Tufts University and holds an MBA in Finance and Entrepreneurial Management from The Wharton School at the University of Pennsylvania.

James Crawford—Chief Operating Officer

        Mr. Crawford, 41, was a founding member of Kino Interactive, LLC, and of AudioEye, Inc. Mr. Crawford's experience as an entrepreneur spans the entire life cycle of companies from start-up capital to compliance officer and director of reporting public companies. Prior to his involvement as Chief Operating Officer of Marathon, Mr. Crawford served as a director and officer of Augme Technologies, Inc. beginning March 2006, and assisted the company in maneuvering through the initial challenges of acquisitions executed by the company through 2011 that established the company as a leading mobile marketing company in the United States. Mr. Crawford is experienced in public company finance and compliance functions. He has extensive experience in the area of intellectual property creation, management and licensing. Mr. Crawford also served on the board of directors Modavox® and Augme Technologies, and as founder and managing member of Kino Digital, Kino Communications, and Kino Interactive.

Edward Kovalik—Director

        Edward Kovalik, 40, is the Chief Executive Officer and Managing Partner of KLR Group, which he co-founded in the spring of 2012. KLR Group is an investment bank specializing in the Energy sector. Ed manages the firm and focuses on structuring customized financing solutions for the firm's clients. He has over 16 years of experience in the financial services industry. Prior to founding KLR, Ed was Head of Capital Markets at Rodman & Renshaw, and headed Rodman's Energy Investment Banking team. Prior to Rodman, from 1999 to 2002, Ed was a Vice President at Ladenburg Thalmann & Co, where he focused on private placement transactions for public companies. Ed serves as a director on the board of River Bend Oil and Gas.

Richard Tyler—Director

        Richard Tyler, Age 58, has a background in private equity, venture capital and mergers & acquisitions. He has been serving as a Managing Director of Vulano Group, a leading technology and intellectual property development company since 2007. Prior to Vulano Group, he founded M2P Capital, LLC, a Denver based private equity firm, where he has served as partner since 2002. Prior to forming M2P Capital, he was a partner in Taleria Ventures, a venture firm engaged in early stage investing and start-up management. In 1988, he founded BACE Industries; a company that executed buy and build strategies in the manufacturing, distribution, business services, and technology industries. In addition, he serves as a director and adviser to numerous private companies and is a director of The American Institute for Avalanche Research and Education, Colorado Outward Bound School and The American Mountain Guides Association. He graduated from the Colorado College in 1980 with a BA degree. The Board believes Mr. Tyler's qualifications to sit on the Board include his significant experience with mergers and acquisitions, intellectual property (acquisition, licensing and litigation) and leadership of business organizations.

William Rosellini—Director

        William Rosellini, 37, is Founder and Chairman of Microtransponder Inc. and Rosellini Scientific, LLC. Rosellini previously served as the founding CEO of Microtransponder from 2006 to 2012 and Lexington Technology Group in 2012. During his tenures as CEO he has raised nearly $30M in venture funding and $10M in NIH grants. Rosellini has been named a MTBC Tech Titan and a GSEA Entrepreneur of the Year and has testified to Congress on the importance of non-dilutive funding for inventors and researchers. Rosellini holds a BA in economics from the University of Dallas, a JD from Hofstra Law, an MBA and MS of Accounting from the University of Texas, a MS of Computational Biology from Rutgers, a MS of Regulatory Science from USC and a MS of Neuroscience from University of Texas. Previously, Rosellini was a right-handed pitcher who played in Arizona Diamondbacks system. The Board has determined that Rosellini's medical technology expertise and industry knowledge and experience will make him a valuable member of the Board.

Board Composition

        Directors currently are elected to the class and for the terms as provided in Proposal No. 1 or until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified. There are no family relationships among our Directors. Our bylaws provide that the number of members of our Board of Directors may be changed from time to time by resolutions adopted by the Board of Directors and/or the stockholders. Our Board of Directors currently consists of five members.

Directorships

        Except as otherwise reported above, none of our directors held directorships in other reporting companies and registered investment companies at any time during the past five years.

Involvement in Certain Legal Proceedings

        During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Board Leadership Structure

        Our Board does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. Our Board believes that it should have the flexibility to periodically determine the leadership structure that it believes is best for the Company. The Board believes that its current leadership structure, with Mr. Croxall serving as both Chief Executive Officer and Board Chairman, is appropriate given the efficiencies of having the Chief Executive Officer also serve in the role of Chairman.

Board Role in Risk Oversight

        Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks we face, while our Board of Directors is responsible for overseeing our management and operations, including overseeing its risk assessment and risk management functions.

Number of Meetings of the Board of Directors and Committees

        During 2015, the Board held 6 meetings, the Audit Committee held 5 Meetings, the Compensation Committee held 2 Meetings and the Nominating and Governance Committee held 2 Meetings. Directors are expected to attend Board and Committee meetings and to spend time needed to meet as frequently as necessary to properly discharge their responsibilities. Each active director attended at least 75% of the aggregate number of meetings of the Board during 2015.

Attendance at Annual Meetings of the Stockholders

        The Company has no policy requiring Directors and Director Nominees to attend its annual meeting of stockholders; however, all Directors and Director Nominees are encouraged to attend.

Director Independence

        Mr. Richard Tyler, Mr. Edward Kovalik and William Rosellini are "independent" directors based on the definition of independence in the listing standards of the NASDAQ Stock Market LLC ("NASDAQ"). If elected, Mr. Robichaud will also qualify as independent under the NASDAQ definition of "Independent."

Committees of the Board of Directors

        Our Board of Directors has established three standing committees: an audit committee, a nominating and corporate governance committee and a compensation committee, which are described below. Members of these committees are elected annually at the regular board meeting held in conjunction with the annual stockholders' meeting. The charter of each committee is available on our website at www.marathonpg.com.

Audit Committee

        The Audit Committee members are currently Mr. Richard Tyler, Mr. Edward Kovalik and William Rosellini. The Committee has authority to review our financial records, deal with our independent auditors, recommend to the Board policies with respect to financial reporting, and investigate all aspects of the our business. Both remaining members of the Audit Committee, Mr. Tyler and Mr. Kovalik, currently satisfy the independence requirements and other established criteria of NASDAQ.

        The Audit Committee Charter is available on the Company's website at http://www.marathonpg.com/. The Audit Committee has sole authority for the appointment, compensation and oversight of the work of our independent registered public accounting firm, and responsibility for reviewing and discussing with management and our independent registered public accounting firm our audited consolidated financial statements included in our Annual Report on Form 10-K, our interim financial statements and our earnings press releases. The Audit Committee also reviews the independence and quality control procedures of our independent registered public accounting firm, reviews management's assessment of the effectiveness of internal controls, discusses with management the Company's policies with respect to risk assessment and risk management and will review the adequacy of the Audit Committee charter on an annual basis.

Nominating and Governance Committee

        The Nominating and Corporate Governance Committee members are currently Mr. Richard Tyler, William Rosellini and Mr. Edward Kovalik. The Nominating and Corporate Governance Committee has the following responsibilities: (a) setting qualification standards for director nominees; (b) identifying, considering and nominating candidates for membership on the Board; (c) developing, recommending and evaluating corporate governance standards and a code of business conduct and ethics applicable to the Company; (d) implementing and overseeing a process for evaluating the Board, Board committees (including the Committee) and overseeing the Board's evaluation of the Chairman and Chief Executive Officer of the Company; I making recommendations regarding the structure and composition of the Board and Board committees; (f) advising the Board on corporate governance matters and any related matters required by the federal securities laws; and (g) assisting the Board in identifying individuals qualified to become Board members; recommending to the Board the director nominees for the next annual meeting of shareholders; and recommending to the Board director nominees to fill vacancies on the Board.

        The Nominating and Governance Committee Charter is available on the Company's website at http://www.marathonpg.com/. The Nominating and Governance Committee determines the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director

(the "Director Criteria"); identifies and screens individuals qualified to become members of the Board, consistent with the Director Criteria. The Nominating and Governance Committee considers any director candidates recommended by the Company's stockholders pursuant to the procedures described in the Company's proxy statement, and any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations and the provisions of the Company's charter documents. The Nominating and Governance Committee makes recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders, subject to approval by the Board.

Compensation Committee

        The Compensation Committee oversees our executive compensation and recommends various incentives for key employees to encourage and reward increased corporate financial performance, productivity and innovation. Its members are currently Mr. Richard Tyler, Mr. Edward Kovalik and William Rosellini. Both remaining members of the Compensation Committee, Mr. Tyler and Mr. Kovalik, currently satisfy the independence requirements and other established criteria of NASDAQ.

        The Compensation Committee Charter is available on the Company's website at http://www.marathonpg.com/. The Compensation Committee is responsible for: (a) assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company's compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation; and (b) reviewing the adequacy of the Compensation Committee charter on an annual basis. The Compensation Committee, among other things, reviews and approves the Company's goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer's performance with respect to such goals, and set the Chief Executive Officer's compensation level based on such evaluation. The Compensation Committee also considers the Chief Executive Officer's recommendations with respect to other executive officers and evaluates the Company's performance both in terms of current achievements and significant initiatives with long-term implications. It assesses the contributions of individual executives and recommend to the Board levels of salary and incentive compensation payable to executive officers of the Company; compares compensation levels with those of other leading companies in similar or related industries; reviews financial, human resources and succession planning within the Company; recommend to the Board the establishment and administration of incentive compensation plans and programs and employee benefit plans and programs; recommends to the Board the payment of additional year-end contributions by the Company under certain of its retirement plans; grants stock incentives to key employees of the Company and administer the Company's stock incentive plans; and reviews and recommends for Board approval compensation packages for new corporate officers and termination packages for corporate officers as requested by management.

COMPENSATION COMMITTEE REPORT OF EXECUTIVE COMPENSATION

        The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's annual report on Form 10-K for the fiscal year ended December 31, 2015. This report is provided by the following independent directors, who currently comprise the Compensation Committee:

  Edward Kovalik
  William Rosellini
  Richard Tyler

Director Compensation

        The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2015 and 2014 awarded to, earned by or paid to our directors. The value attributable to any Warrant Awards reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718.

Name	Fees Earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Richard Chernicoff(1)
2015	20,923	—	60,742	—	—	—	81,665
2014	—	—	—	—	—	—	—
Edward Kovalik
2015	—	—	18,060	—	—	—	18,060
2014	—	45,995	73,076	—	—	—	119,071
William Rosellini(4)
2015	53,125	—	18,060	—	—	—	71,185
2014	14,875	—	50,026	—	—	—	64,901
Richard Tyler(2)
2015	23,270	—	55,868	—	—	—	79,138
2014	—	—	—	—	—	—	—
Stuart Smith(3)
2015	—	—	—	—	—	—	—
2014	—	45,995	50,026	—	—	—	96,021

(1)
Richard Chernicoff was appointed as a Director on March 6, 2015. Does not include an accrued fee of $9,000 as of December 31, 2015.

(2)
Richard Tyler was appointed as a Director on March 18, 2015. Does not include an accrued fee of $10,875 as of December 31, 2015.

(3)
Stuart Smith resigned from his position as Director on March 3, 2015.

(4)
Does not include an accrued fee of $12,750 as of December 31, 2015.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2015 and 2014 awarded to, earned by or paid to our executive officers. The value attributable to any Option Awards and Stock Awards reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718.

Name and Principal Position	Year	Salary ($)	Bonus Awards ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Plan Compensation ($)	Nonqualified Deferred Earnings ($)	All Other Compensation ($)	Total ($)
Doug Croxall	2015	496,200	575,000	—	137,095	—	—	—	1,208,295
CEO and Chairman	2014	480,000	180,000	—	958,298	—	—	—	1,618,298
Francis Knuettel II(1)	2015	250,000	215,000	—	91,396	—	—	—	556,396
CFO & Secretary	2014	154,376	93,750	—	1,051,847	—	—	—	1,299,973
James Crawford	2015	185,002	18,700	—	31,989	—	—	—	235,691
COO	2014	185,002	61,975	—	331,313	—	—	—	578,290
Enrique Sanchez(2)	2015	220,833	25,000	—	45,698	—	—	—	291,531
IP Counsel & SVP of Licensing	2014	35,833	28,500	—	572,649	—	—	—	636,982
Umesh Jani(3)	2015	225,000	43,500	—	45,698	—	—	—	314,198
CTO, SVP of Licensing	2014	37,500	—	—	453,445	—	—	—	490,945
Richard Chernicoff(4)	2015	255,500	12,500	—	709,492	—	—	—	977,492
Interim General Counsel	2014	—	—	—	—	—	—	—	—
Daniel Gelbtuch(5)	2015	12,196	—	—	—	—	—	22,494	34,690
Former CMO	2014	34,690	—	—	976,599	—	—	—	1,011,289
Richard Raisig(6)	2015	—	—	—	—	—	—	—	—
Former CFO	2014	89,747	—	—	—	—	—	—	89,747
John Stetson(7)	2015	20,678	6,250	—	—	—	—	—	26,928
Former EVP, Secretary, CFO	2014	100,000	37,500	—	463,177	—	—	—	600,677

(1)
Francis Knuettel II was appointed as Chief Financial Officer on May 15, 2014.

(2)
Enrique Sanchez was appointed as the Senior Vice President of Licensing of the Company on November 3, 2014.

(3)
Umesh Jani was appointed as the Chief Technology Officer and SVP of Licensing of the Company on October 31, 2014.

(4)
Richard Chernicoff was appointed as the Interim General Counsel on April 7, 2015 in addition to his responsibilities as a Director.

(5)
Daniel Gelbtuch was appointed as the Chief Marketing Officer on September 9, 2014 and he ceased to serve effective January 20, 2015.

(6)
Richard Raisig was appointed as Chief Financial Officer on December 3, 2013 and resigned on April 25, 2014.

(7)
John Stetson was appointed as President, Chief Operating Officer and a director on June 26, 2012. On November 14, 2012, John Stetson resigned as the Company's President and Chief Operating Officer and was re-appointed as the Chief Financial Officer and Secretary on January 28, 2013. Mr. Stetson ceased to serve as Chief Financial Officer, effective December 3, 2013 when we appointed Mr. Richard Raisig as our Chief Financial Officer, effective December 3, 2013. Mr. Stetson served as interim Chief Financial Officer from April 25, 2014 through May 15, 2014 and remained an Executive Vice President and Secretary through his resignation on February 6, 2015.

Employment Agreements

        On November 14, 2012, we entered into an employment agreement with Doug Croxall (the "Croxall Employment Agreement"), whereby Mr. Croxall agreed to serve as our Chief Executive Officer for a period of two years, subject to renewal, in consideration for an annual salary of $350,000 and an Indemnification Agreement. Additionally, under the terms of the Croxall Employment Agreement, Mr. Croxall shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors, subject to standard "claw-back rights" in the event of any restatement of any prior period earnings or other results as from which any annual bonus shall have been determined. As further consideration for his services, Mr. Croxall received a ten-year option award to purchase an aggregate of 307,692 shares of our common stock with an exercise price of $3.25 per share, which shall vest in twenty-four (24) equal monthly installments on each monthly anniversary of the date of the Croxall Employment Agreement. On November 18, 2013, we entered into Amendment No. 1 to the

Croxall Employment Agreement ("Amendment"). Pursuant to the Amendment, the term of the Croxall Agreement shall be extended to November 14, 2017, and Mr. Croxall's annual base salary shall be increased to $480,000, subject to a 3% increase every year, commencing on November 14, 2014.

        On January 28, 2013, we entered into an employment agreement with John Stetson, our Chief Financial Officer and Secretary (the "Stetson Employment Agreement") whereby Mr. Stetson agreed to serve as our Chief Financial Officer for a period of one year, subject to renewal, in consideration for an annual salary of $75,000. Additionally, Mr. Stetson shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors, subject to standard "claw-back rights" in the event of any restatement of any prior period earnings or other results as from which any annual bonus shall have been determined. As further consideration for his services, Mr. Stetson received a ten-year option award to purchase an aggregate of 76,923 shares of our common stock with an exercise price of $3.25 per share, which shall vest in three (3) equal annual installments on the beginning on the first annual anniversary of the date of the Stetson Employment Agreement, provided Mr. Stetson is still employed by us. In the event of Mr. Stetson's termination prior to the expiration of his employment term under his employment agreement, unless he is terminated for Cause (as defined in the Stetson Employment Agreement), or in the event Mr. Stetson resigns without Good Reason (as defined in the Stetson Employment Agreement), we shall pay to him a lump sum in an amount equal to the sum of his (i) base salary for the prior 12 months plus (ii) his annual bonus amount during the prior 12 months. On February 6, 2015, our Board of Director's accepted Mr. Stetson's resignation from his position of Executive Vice President and Secretary and with no continuing obligation by the Company pursuant the Stetson Employment Agreement.

        On March 1, 2013, Mr. James Crawford was appointed as our Chief Operating Officer. Pursuant to the employment agreement with Mr. Crawford dated March 1, 2013 ("Crawford Employment Agreement"). Mr. Crawford shall serve as our Chief Operating Officer for two years. The Crawford Employment Agreement shall be automatically renewed for successive one year periods thereafter. Mr. Crawford shall be entitled to a base salary at an annual rate of $185,000, with such upward adjustments as shall be determined by the Board of Directors in its sole discretion. Mr. Crawford shall also be entitled to an annual bonus if we meet or exceed criteria adopted by the Compensation Committee of the Board of Directors for earning bonuses. Mr. Crawford shall be awarded five-year stock options to purchase an aggregate of 76,923 shares of our common stock, with a strike price based on the closing price of our common stock on March 1, 2013, vesting in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013, provided Mr. Crawford is still employed by us on each such date.

        On November 18, 2013, we entered into a two-year executive employment agreement with Richard Raisig ("Raisig Agreement"), pursuant to which Mr. Raisig shall serve as our Chief Financial Officer, effective December 3, 2013. Pursuant to the terms of the Raisig Agreement, Mr. Raisig shall receive a base salary at an annual rate of $250,000 and an annual bonus up to 100% of Mr. Raisig's base salary as determined by the Compensation Committee of the Board of Directors. As further consideration for Mr. Raisig's services, we agreed to issue Mr. Raisig ten-year stock options to purchase an aggregate of 230,000 shares of common stock, with a strike price of $2.85 per share, vesting in twenty-four (24) equal installments on each monthly anniversary of the date of the Raisig Agreement, provided Mr. Raisig is still employed by us on each such date. On April 25, 2014, our Board of Directors accepted Mr. Raisig's resignation from his position of Chief Financial Officer.

        On May 15, 2014, we entered into a three-year executive employment agreement with Francis Knuettel II ("Knuettel Employment Agreement"), pursuant to which Mr. Knuettel will serve as the Chief Financial Officer of the Company, effective May 15, 2014. Pursuant to the terms of the Knuettel Employment Agreement, Mr. Knuettel shall receive a base salary at an annual rate of $250,000 and an annual bonus up to 75% of Mr. Knuettel's base salary as determined by the Compensation Committee of the Board of Directors. As further consideration for Mr. Knuettel's services, the Company agreed to issue Mr. Knuettel ten-year stock options to purchase an aggregate of 290,000 shares of common stock, with a strike price of $4.165 per share, vesting in thirty-six (36) equal installments on each monthly anniversary of the date of the Knuettel Employment Agreement, provided Mr. Knuettel is still employed by the Company on each such date.

        On September 9, 2014, we entered into a three-year executive employment agreement with Daniel Gelbtuch ("Gelbtuch Employment Agreement") pursuant to which Mr. Gelbtuch shall serve as the Company's Chief Marketing Officer. Pursuant to the terms of the Employment Agreement, Mr. Gelbtuch shall receive a base salary at an annual rate of $230,000.00 and an additional $2,000.00 monthly remote operating expense. Mr. Gelbtuch shall be entitled to incentive compensation up to 80% of Mr. Gelbtuch's base salary as determined by the Compensation Committee of the Company. As further consideration for Mr. Gelbtuch's services, the Company agreed to issue Mr. Gelbtuch ten year stock options outside of the Company's 2012 Equity Incentive Plan to purchase an aggregate of 290,000 shares of common stock, with an exercise price of $5.62 per share, which was the closing price on the day the Board of Directors approved such grant. The options shall vest in thirty-six (36) equal installments on each monthly anniversary of the date of the Gelbtuch Employment Agreement, provided Mr. Gelbtuch is still employed by the Company on each such date. On January 20, 2015, Mr. Gelbtuch and the Company mutually agreed that Mr. Gelbtuch would cease to serve, effective immediately, as the Company's Chief Marketing Officer.

        On October 31, 2014, we entered into a two-year executive employment agreement with Umesh Jani ("Jani Employment Agreement") pursuant to which Mr. Jani shall serve as the Company's Chief Technology Officer and SVP Licensing. Pursuant to the terms of the Jani Employment Agreement, Mr. Jani shall receive a base salary at an annual rate of $225,000 and an annual incentive compensation of up to 100% of the base salary, as determined by the Compensation Committee. As further consideration for Mr. Jani's services, the Company agreed to issue him ten-year stock options under the Company's 2014 Equity Incentive Plan to purchase an aggregate of 100,000 shares of common stock, with an exercise price of $6.40 per share. The options shall vest in thirty-six (36) equal installments on each monthly anniversary of the date of the Jani Employment Agreement, provided Mr. Jani is still employed by the Company on each such date.

        On November 3, 2014, we entered into a two-year executive employment agreement ("Sanchez Employment Agreement") with Rick Sanchez, effective October 31, 2014, pursuant to which Mr. Sanchez shall serve as the Company's Senior Vice President of Licensing. Pursuant to the terms of the Sanchez Employment Agreement, Mr. Sanchez shall receive a base salary at an annual rate of $215,000 and an annual incentive compensation of up to 100% of the base salary, as determined by the Compensation Committee. As further consideration for Mr. Sanchez's services, the Company agreed to issue him ten-year stock options under the Company's 2014 Equity Incentive Plan to purchase an aggregate of 160,000 shares of common stock, with an exercise price of $6.40 per share. The options shall vest in thirty-six (36) equal installments on each monthly anniversary of the date of the Sanchez Employment Agreement, provided Mr. Sanchez is still employed by the Company on each such date.

        On April 7, 2015 (the "Chernicoff Effective Date"), the Company entered into a consulting agreement (the "Consulting Agreement") with Richard Chernicoff, a member of the Company's Board of Directors, pursuant to which Mr. Chernicoff shall provide certain services to the Company, including serving as the interim General Counsel and interim General Manager of commercial product commercialization development. Pursuant to the terms of the Consulting Agreement, Mr. Chernicoff shall receive a monthly retainer of $27,000 and a ten (10) year stock option to purchase 280,000 shares of the Company's common stock (the "Award") pursuant to the Company's 2014 Equity Incentive Plan. The stock options shall have an exercise price of $6.76 per share, the closing price of the Company's common stock on the date immediately prior to the Board of Directors approval of such stock options and the options shall vest as follows: 25% of the Award shall vest on the twelve month anniversary of the Effective Date and thereafter 2.083% on the 21st day of each succeeding calendar month for the following twelve months, provided Mr. Chernicoff continues to provide services (in addition to as a member of the Company's Board of Directors) at the time of vesting. The Award shall be subject in all respects to the terms of the 2014 Plan Equity Incentive Plan. Notwithstanding anything herein to the contrary, the remainder of the Award shall be subject to the following as an additional condition of vesting: (A) options to purchase 70,000 shares of the Company's common stock under the Award shall not vest at all unless the price of the Company's common stock while Mr. Chernicoff continues as an officer and/or director reaches $8.99 and (B) options to purchase 70,000 shares of the Company's common stock under the Award shall not vest at all unless the price of the Company's common stock while Mr. Chernicoff continues as an officer and/or director reaches $10.14. Mr. Chernicoff's consulting agreement was revised on May 15, 2016 whereby his monthly retainer was eliminated and the option to purchase 140,000 shares, pursuant to (A) and (B) above, were terminated.

Outstanding Equity Awards at 2015 Fiscal Year-End

        On August 1, 2012, our board of directors and stockholders adopted the 2012 Equity Incentive Plan, pursuant to which 1,538,462 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, advisors and other service providers.

        On September 16, 2014, our board of directors adopted the 2014 Plan. The 2014 Plan authorizes the Company to grant stock options, restricted stock, preferred stock, other stock based awards, and performance awards to purchase up to 2,000,000 shares of stock and the 2014 Plan is subject to shareholder approval on or prior to September 16, 2015. Awards may be granted to the Company's directors, officers, consultants, advisors and employees. Unless earlier terminated by the Board, the 2014 Plan will terminate, and no further awards may be granted, after September 16, 2024. As of December 31, 2015, the following sets forth the option and stock awards to officers of the Company.

	Option Awards					Stock awards
	Number of securities underlyng unexercised options (1) (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Doug Croxall	307,692	—	—	$3.25	11/14/22	—	—	—	—
Doug Croxall	307,692	—	—	$2.64	06/11/18	—	—	—	—
Doug Croxall	200,000	—	—	$2.97	11/18/23	—	—	—	—
Doug Croxall	175,000	125,000	—	$6.40	10/31/24	—	—	—	—
Doug Croxall	12,500	137,500	—	$1.86	10/14/25	—	—	—	—
James Crawford	76,923	—	—	$2.47	06/19/18	—	—	—	—
James Crawford	9,900	20,100	—	$4.17	05/14/24	—	—	—	—
James Crawford	46,667	33,333	—	$6.40	10/31/24	—	—	—	—
James Crawford	2,917	32,083	—	$1.86	10/14/25	—	—	—	—
Francis Knuettel II	153,056	136,944	—	$4.17	05/05/24	—	—	—	—
Francis Knuettel II	58,333	41,667	—	$6.40	10/31/24	—	—	—	—
Francis Knuettel II	8,333	91,667	—	$1.86	10/14/25	—	—	—	—
Umesh Jani	58,333	41,667	—	$6.40	10/31/24	—	—	—	—
Umesh Jani	13,200	26,800	—	$4.17	05/14/19	—	—	—	—
Umesh Jani	30,000	10,000	—	$5.05	06/15/19	—	—	—	—
Umesh Jani	4,167	45,833	—	$1.86	10/14/25	—	—	—	—
Enrique Sanchez	13,200	26,800	—	$4.17	05/14/19	—	—	—	—
Enrique Sanchez	93,333	66,667	—	$6.40	10/31/24	—	—	—	—
Enrique Sanchez	4,167	45,833	—	$1.86	10/14/25	—	—	—	—

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Other than disclosed herein, there were no transactions during the year ended December 31, 2015 or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Persons

        We have not adopted written policies and procedures specifically for related person transactions. Our Board of Directors is responsible for approving all related party transactions. The independent directors that are on our Board of Directors are responsible to approve all related party transactions that involve Mr. Croxall, if any.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

General

        Two Class II directors are to be elected at the 2016 annual meeting of stockholders to serve until the 2019 annual meeting of stockholders. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Class II directors to be elected. Election of Class II director requires a plurality of the votes cast at the annual meeting.

        The following table sets forth the nominees for Class II directors on the Board of Directors. It also provides certain information about the nominees as of the Record Date.

Nominees for Class II Directors

Name and Address	Age	Date First Elected or Appointed	Position(s)
Richard S. Chernicoff	51	March 6, 2015	Director
Christopher Robichaud	49	Pending	Director

Richard S. Chernicoff—Director

        Richard Chernicoff, 51, has served as a director of Great Elm Capital Group, Inc. (formerly known as Unwired Planet, Inc.) since March 2014. Prior to joining the board of directors of Unwired Planet, Inc., Mr. Chernicoff was President of Tessera Intellectual Property Corp. from July 2011 to January 2013. Mr. Chernicoff was President of Unity Semiconductor Corp. from December 2009 to July 2011. Prior to that, Mr. Chernicoff was with San Disk from 2003 to 2009 where as Senior Vice President, Business Development, Mr. Chernicoff was responsible for mergers and acquisitions and intellectual property matters. Previously, Mr. Chernicoff was a mergers and acquisitions partner in the Los Angeles office of Brobeck, Phleger & Harrison LLP from 2001 to 2003, and Mr. Chernicoff was a corporate lawyer in the Los Angeles office of Skadden, Arps, Slate, Meagher & Flom LLP from 1995 to 2000. Prior to that, Mr. Chernicoff was a member of the staff of the United States Securities and Exchange Commission in Washington DC from 1993 to 1995. Mr. Chernicoff began his career as a certified public accountant with Ernst & Young. Mr. Chernicoff has a B.S. in Business Administration from California State University Northridge and received a J.D. from St. John's University School of

Law. The Board believes Mr. Chernicoff's qualifications to sit on the Board include his significant experience with mergers and acquisitions, intellectual property (acquisition, licensing and litigation) and leadership of business organizations.

Christopher Robichaud—Director

        Christopher Robichaud, 49, has served as Chief Executive Officer of PMK•BNC, a communications, marketing and consulting agency since January 2010. In addition to managing teams in Los Angeles, New York and London, he advises clients across the globe on how to apply the "Science of Popular Culture" to build audiences, create fans, and ultimately engage with consumers in today's ever-changing world and recently created and leads the agency's global consulting unit, which helps companies better understand today's changing landscape worldwide branding landscape. Prior to serving as CEO of PMK•BNC, Mr. Robichaud was the President and COO of BNC from September 1990 through December 2009. Mr. Robichaud has a B.S. in Business/Corporate Communications from Bentley University.

Vote Required

        The affirmative vote of the holders of a plurality of the common stock present at the 2016 annual meeting of stockholders is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL NO. 1.

 PROPOSAL NO. 2

APPROVAL OF ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS WHERE THE MAXIMUM DISCOUNT AT WHICH SECURITIES WILL BE OFFERED WILL BE EQUIVALENT TO A DISCOUNT OF 25% BELOW THE MARKET PRICE OF OUR COMMON STOCK IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(d)

        Our common stock is currently listed on The Nasdaq Capital Market and, as such, we are subject to Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 5635(d) ("Rule 5635(d)") requires us to obtain stockholder approval prior to the issuance of our common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of common stock (and/or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance. Shares of our common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. We may effectuate the approved offerings or transactions in one or more transactions, subject to the limitations herein.

        We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that triggers the requirements of Rule 5635(d), we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop in the equity markets.

        We hereby submit this Proposal 2 to our stockholders for their approval of the potential issuance of shares of our common stock, or securities convertible into our common stock, in one or more non-public capital-raising transactions, or offerings, subject to the following limitations:

  •
  The maximum discount at which securities will be offered (which may consist of a share of common stock and a warrant for the issuance of up to an additional share of common stock)

    will be equivalent to a discount of 25% below the market price of our common stock at the time of issuance in recognition of the limited public float of our traded common stock and historical volatility making the pricing discount of our stock required by investors at any particular time difficult, at this time, to predict. For example, as reported in our Annual Report on Form 10-K filed with the SEC on March 30, 2016, the range of high and low closing prices for our common stock as reported by The Nasdaq Capital Market, for the period December 31, 2014 through December 31, 2015 was $8.43 and $1.34, respectively;

    •
    The aggregate number of shares issued in the offerings will not exceed 12,000,000 shares of our common stock, subject to adjustment for any reverse stock split effected prior to the offerings (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock);

    •
    The total aggregate consideration will not exceed $35,000,000;

  •
  Such offerings will occur, if at all, on or before September 27, 2017, unless a shorter time is required by Nasdaq; and

  •
  Such other terms as the Board of Directors shall deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

        The issuance of shares of our common stock, or other securities convertible into shares of our common stock, in accordance with any offerings would dilute, and thereby reduce, each existing stockholder's proportionate ownership in our common stock. The stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the common stock.

        The issuance of shares of common stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

        The Board of Directors has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than 12,000,000 shares of common stock in the aggregate pursuant to the authority requested from stockholders under this proposal (subject to adjustment for any reverse stock split). It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our common stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

        We cannot determine what the actual net proceeds of the offerings will be until they are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $35,000,000. If all or part of the offerings is completed, the net proceeds will be used for general corporate purposes. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

VOTE REQUIRED

        The affirmative vote of a majority of the votes cast for this proposal is required to approve the issuance of securities in one or more non-public offerings, as required by and in accordance with Nasdaq Marketplace Rule 5635(d).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL NO. 2.

 PROPOSAL NO. 3

APPROVAL OF ANY CHANGE OF CONTROL THAT COULD RESULT FROM THE POTENTIAL ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS AS AUTHORIZED BY THE STOCKHOLDERS IN PROPOSAL 2 IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(b)

        Nasdaq Marketplace Rule 5635(b) requires us to obtain stockholder approval prior to certain issuances with respect to common stock or securities convertible into common stock which will result in a change of control of the Company. This rule does not specifically define when a change in control of a Company may be deemed to occur. However, guidance suggests that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or an entity will hold 20% or more of the Company's then outstanding capital stock. For the purpose of calculating the holdings of such person or entity, The Nasdaq Capital Market would take into account, in addition to the securities received by such person or entity in the transaction, all of the shares owned by such person or entity unrelated to the transaction and would assume the conversion of any convertible securities held by such person or entity. We do not anticipate that the issuance of securities pursuant to Proposal 2, as applicable, if authorized by the stockholders, will result in a change in control. We are seeking the stockholders' approval on any change in control in accordance with Nasdaq Marketplace Rule 5635(b) in the event that potential issuance of securities in the offerings proposed in Proposal 2, as applicable, would result in a change in control.

        Stockholders should note that a change of control as described under Nasdaq Marketplace Rule 5635(b) applies only with respect to the application of such Nasdaq rule. Neither Nevada law nor our articles of incorporation or bylaws requires us to obtain stockholder approval of such change in control.

Vote Required for Approval

        The affirmative vote of a majority of the votes cast for this proposal is required to approve any change of control that could result from the potential issuance of securities in the non-public offerings following approval of Proposal 2, as required by and in accordance with Nasdaq Marketplace Rule 5635(b).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL NO. 3.

 PROPOSAL NO. 4

THE RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS THE COMPANY'S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016

        The Board of Directors has appointed SingerLewak LLP ("SingerLewak") as our independent registered certified public accounting firm for the fiscal year 2016 and has further directed that the selection of SingerLewak be submitted to a vote of stockholders at the annual meeting for ratification.

        As described below, the stockholder vote is not binding on the Board. If the appointment of SingerLewak is not ratified, the Board will evaluate the basis for the stockholders' vote when determining whether to continue the firm's engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of SingerLewak is ratified, the Board may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

        Representatives of SingerLewak are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required

        The affirmative vote of the majority of the votes cast at the 2016 annual meeting of stockholders is required for the ratification of the appointment of SingerLewak as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL NO. 4.

 INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

        During the years ended December 31, 2015, and 2014, we engaged SingerLewak LLP as our independent auditor. For the years ended December 31, 2015, and 2014, we incurred fees as discussed below:

	Fiscal Year Ended
	December 31, 2015	December 31, 2014
Audit fees	$246,947	$214,891
Audit-related fees	—	—
Tax fees	12,297	13,382
All other fees	—	—

        Audit fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements. All other fees relate to professional services rendered in connection with the review of the quarterly financial statements.

        Our policy is to pre-approve all audit and permissible non-audit services performed by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Under our audit committee's policy, pre-approval is generally provided for particular services or categories of services, including planned services, project based services and routine consultations. In addition, the audit committee may also pre-approve particular services on a case-by-case basis. Our audit committee approved all services that our independent accountants provided to us in the past two fiscal years.

AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

        The Audit Committee also reviewed our consolidated financial statements for fiscal 2015 with SingerLewak, our independent auditors for fiscal 2015, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Board of Directors has discussed with SingerLewak the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

        The Audit Committee has received the written disclosures and the letter from SingerLewak mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Board of Directors concerning independence and has discussed with SingerLewak its independence and has considered whether the provision of non-audit services provided by SingerLewak is compatible with maintaining SingerLewak's independence.

        Based on the reviews and discussions referred to above, the Board of Directors recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission. The Board of Directors has selected SingerLewak as our independent auditor for 2016.

        Respectfully submitted by the Audit Committee,

  Edward Kovalik
  William Rosellini
  Richard Tyler

        The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

STOCKHOLDER PROPOSALS FOR THE 2017 MEETING

        Our bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder.

        Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2017 must be received by us no later than May 6, 2017. If the date of next year's annual meeting is moved by more than 30 days before or after the anniversary date of this year's annual meeting, then the deadline for inclusion of a stockholder proposal in our proxy materials is instead a reasonable time before we begin to print and send our proxy materials for that meeting. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

        Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder's notice must be delivered to the secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

 OTHER MATTERS

        The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

ANNUAL REPORT

        Upon written request to Secretary, Marathon Patent Group, Inc. at 11100 Santa Monica Blvd., Ste. 380, Los Angeles, CA, we will provide without charge to each person requesting a copy of our 2015 Annual Report, including the financial statements filed therewith. We will furnish a requesting stockholder with any exhibit not contained therein upon specific request. In addition, this Proxy Statement, as well as our 2015 Annual Report, and Quarterly Report for the quarter ended June 30, 2016, are available on our Internet website at www.marathonpg.com.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ DOUG CROXALL Doug Croxall Chairman of the Board of Directors

MARATHON PATENT GROUP, INC. 11100 SANTA MONICA BLVD., STE. 380 LOS ANGELES, CA 90025 ATTN: FRANCIS KNUETTEL II

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M95041-P68337	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

MARATHON PATENT GROUP, INC. (THE “COMPANY”)

The election of the two nominees named in the attached proxy statement as directors to be elected to the class and for the terms provided herein and until their successors have been elected and qualified. The Board recommends you vote FOR the following nominees;

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

1.	Election of Directors

Nominees:

01) Richard Chernicoff, Class II Director expires 2019
02) Christopher Robichaud, Class II Director expires 2019

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.

The approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 25% below the market price of our common stock, as required in accordance with NASDAQ Marketplace Rule 5635 (d);

						☐ ☐	☐ ☐	☐ ☐

3.

The approval of any change of control that could result from the potential issuance of securities in the non-public offerings following approval of Proposal 2, as required by and in accordance with NASDAQ Marketplace Rule 5635 (b);

						☐	☐	☐

4.	The ratification of the appointment of SingerLewak LLP as the Company’s independent registered certified public firm for fiscal 2015.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M95042-P68337

MARATHON PATENT GROUP, INC.

Annual Meeting of Shareholders

September 28, 2016 5:00 PM

This proxy is solicited by the Board of

Directors

The shareholder(s) hereby appoint(s) Doug Croxall and Francis Knuettel II, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MARATHON PATENT GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 5:00 PM, local time on September 28, 2016, at Sichenzia Ross Friedman Ference LLP 61 Broadway New York, NY 10006, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

continued and to be signed on reverse side